PAGE 1
                                                        EXHIBIT (99.2)


                                  ANNUAL REPORT
                                  -------------

                        Pursuant to Section 15(d) of the
                             Securities Act of 1934






















                            For the Fiscal Year Ended
                                December 31, 1994





                                  ------------










                      RAYTHEON SAVINGS AND INVESTMENT PLAN
                     FOR SPECIFIED HOURLY PAYROLL EMPLOYEES
                     --------------------------------------

        PAGE 2

                       REPORT OF INDEPENDENT ACCOUNTANTS



   To the Board of Directors
   Raytheon Company:

   We have audited the accompanying statements of net assets available for plan benefits of the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees as of December 31, 1994 and 1993, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.


   Boston, Massachusetts                        COOPERS & LYBRAND L.L.P.
   June 2, 1995


        PAGE 3

                      RAYTHEON SAVINGS AND INVESTMENT PLAN
                     FOR SPECIFIED HOURLY PAYROLL EMPLOYEES

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                        as of December 31, 1994 and 1993

                                        1994             1993
                                        ----             ----

   Assets:
     Investments, at fair value
        (Notes B. E, F and H)          $188,312,510    $170,012,872

     Receivables:
      Accrued investment income               1,718             714
      Employee deferrals                    298,819         475,055
      Employer contributions                 88,525         159,250

     Loans receivable from
       participants                      22,495,708      19,366,838

     Cash and cash equivalents            2,449,889         300,682
                                       ------------    ------------
        Total assets                    213,647,169    190,315,411
                                       ------------    ------------
   Liabilities:
     Payable for outstanding
        purchases                            51,546            -

     Administrative expenses                 27,818         40,518

     Forfeitures                             61,529          56,531
                                        -----------    ------------
        Total liabilities                   140,893          97,049
                                        -----------    ------------
   Net assets available for plan
      benefits                         $213,506,276    $190,218,362
                                       ============    ============

   The accompanying notes are an integral part of the financial statements.

        PAGE 4
                      RAYTHEON SAVINGS AND INVESTMENT PLAN
                     FOR SPECIFIED HOURLY PAYROLL EMPLOYEES

        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS for the years ended December 31, 1994, 1993 and 1992

                                         1994          1993          1992

Additions to net assets
     attributable to:
  Investment Income
     (Notes B, E and H):
   Change in net appreciation
     (depreciation) of investments    $ (3,441,573)  $ 7,282,777 $   3,926,196
   Interest                              7,408,632     7,379,266     6,766,372
   Dividends                             1,392,678     1,005,307       806,094
   Capital gains distributions           1,631,540       236,720         -
                                       ------------  ------------  -----------
                                         6,991,277    15,904,070    11,498,662
  Contributions and deferrals:
    Employee deferrals                  25,890,394    26,966,573    29,887,121
    Employer contributions               8,335,813     9,262,714     9,271,398
    Other additions (Note G)                 5,058         -           120,160
                                      ------------  ------------  ------------
                                        34,231,265    36,229,287    39,278,679
       Total additions                  41,222,542    52,133,357    50,777,341
                                      ------------  ------------  ------------
Deductions from net assets
   attributable to:
  Benefits to and withdrawals by
     participants                       16,033,076     9,159,020     6,725,742
  Other deductions (Note G)              1,784,260       273,041          -
  Administrative expenses                  117,292       193,265       265,350
                                      ------------  ------------   -----------
      Total deductions                  17,934,628     9,625,326     6,991,092
                                      ------------  ------------   -----------
Increase in net assets                  23,287,914    42,508,031    43,786,249
Net assets, beginning of year          190,218,362   147,710,331   103,924,082

                                     ------------  ------------  ------------
Net assets, end of year               $213,506,276  $190,218,362  $147,710,331
                                      ============  ============ =============

    The accompanying notes are an integral part of the financial statements.

                      RAYTHEON SAVINGS AND INVESTMENT PLAN
                     FOR SPECIFIED HOURLY PAYROLL EMPLOYEES

                         NOTES TO FINANCIAL STATEMENTS

   A. Description of Plan:

      General

      The following description of the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees (the "Plan") provides only general information. Participants should refer to the Plan agreement for a complete description of the Plan's provisions. The Plan is a defined contribution plan covering certain hourly payroll employees of Raytheon Company (the "Company") who are members of specified labor unions. To participate in the Plan, eligible employees must have three months of service and may enter the Plan only on the first day of each month. The purpose of the Plan is to provide participants with a~tax-effective means of meeting both short and long-term investment objectives. The Plan is intended to be a "qualified cash or deferred arrangement" under Sections 401(a) and 401(k) of the Internal Revenue Code (the "Code"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The total number of participants in the Plan as of December 31, 1994 and 1993 were 12,160 and 15,854, respectively. Participants by fund were as follows as of December 31, 1994:

            Guaranteed Income Fund                 10,747
            Equity Fund                             4,490
            Raytheon Common Stock Fund              4,219
            Stock Index Fund                        2,547
            Balanced Fund                           1,413

      Effective July 31, 1992, the Plan's investments were combined with the investments of other similar defined contribution plans of Raytheon Company and Subsidiaries Consolidated into the Raytheon Company Master Trust for Defined Contribution Plans ("Master Trust"). The trustee of the Master Trust maintains a separate account reflecting the equitable share in the Trust of each plan.

      Contributions and Deferrals

      Eligible employees were allowed to defer to the Plan up to 17% of their salaries effective January 1, 1994; previously, the maximum deferral was 15%. The Company contributes amounts equal to 50% of each participant's deferral, up to a maximum of 3% of the participant's salary. As of December 31, 1994, the annual employee deferral for a participant cannot exceed $9,240. Rollover contributions from other qualified plans are accepted by the Plan. Participants may invest their deferrals in increments of 1% in any combination of five funds: (a) a Guaranteed Income Fund under which assets are invested primarily in contracts providing for fixed rates of interest for specified periods of time,
      (b)
      an Equity Fund which invests in shares of a mutual fund which Consists primarily of income-producing equity securities, (c) a Raytheon Common Stock Fund which invests in shares of Raytheon Company Common Stock, (d) a Stock Index Fund which invests in a commingled pool consisting primarily of equity securities and is designed to track the SEP 500 Index and (e) a Balanced Fund which invests in shares of a mutual fund which consists primarily of equity securities, bonds and money market instruments. Dividends and distributions from investments of the Raytheon Common Stock Fund, the Equity Fund and the Balanced Fund are reinvested in their respective funds; stock dividends, stock splits and similar changes are also reflected in the funds.

      Participant Accounts

      Each participant's account is credited with the participant's deferral, the Company's contribution and an allocation of Plan earnings. Plan earnings are allocated based on account balances by fund.

      Vesting

      Participants are immediately vested in their voluntary deferrals plus actual earnings thereon. Vesting requirements for employer contributions plus earnings thereon may vary depending upon when an employee became eligible to participate in the Plan. Vesting occurs upon completion of a certain period of service or upon retirement, death, disability, or attainment of retirement age. Forfeitures of the nonvested portions of terminated participants' accounts are used to reduce required contributions of the Company.

      Benefits and Withdrawals

      A participant may withdraw all or a portion of deferrals, employer contributions and related earnings upon attainment of age 59 1/2. For reasons of financial hardship, as defined in the Plan document, a participant may withdraw all or a portion of deferrals. On termination of employment, a participant will receive a lump-sum distribution unless the vested account is valued in excess of $3,500 and the participant elects to defer distribution. A retiree or a beneficiary of a deceased participant may defer the distribution to January of the following year.


      Loans to Participants

      A participant may borrow against a portion of the balance in the participant's account, subject to certain restrictions. The maximum amount of a loan is the lesser of one-half (1/2) of the participant's vested account balance or $50,000. The minimum loan which may be granted is $500. The interest rate applied is equal to the prime rate published in the WALL STREET JOURNAL on the first business day in June and December of each year. Loans must be repaid over a period of up to five years by means of payroll deductions. In certain cases, the repayment period may be extended up to 15 years. Interest paid to the Plan on loans to participants is credited to the borrower's account in the investment fund to which repayments are made.

      Administrative Expenses

      Substantially all expenses of administering the Plan are paid by the Plan.

   B. Summary of Significant Accounting Policies:

      The Plan's guaranteed income contracts are valued at cost, defined as net contributions and deferrals plus interest earned at contracted rates, which approximates fair value. The Plan will adopt the AICPA

      Statement of Positin 94-4 "Reporting of Investmebt Contracts Held by Health and Welfare Benefit Plans and Defined-Contribution Pension Plans," in 1995. The adoption of this statement is not expected to have a material financial impact on the Plan. Investments in mutual funds and the commingled pool are valued at the closing net asset value reported on the last business day of the year. Investments in securities (common stocks) traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Cash equivalents are short-term money market instruments and are valued at cost which approximates fair value.

      Security transactions are recorded on trade date. Except for its guaranteed income contracts (Note E), the Plan's investments are held by bank-administered trust funds. Payables for outstanding security transactions represent trades which have occurred but have not yet settled.

      The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

      Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

      Benefits are recorded when paid.

   C. Federal Income Tax Status:

      The Plan obtained its latest determination letter in 1988, in which the Internal Revenue Service stated that the Plan, as then designated, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

   D. Plan Termination:

      Although it has not expressed any intention to do so, the Company reserves the right under the Plan at any time or times to discontinue its contributions and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their account balances including Company contributions.

   E. Guaranteed Income Contracts (GICs):

      The Plan holds three collateralized fixed income investment portfolios
      (with no expiration date), two of which are managed by insurance companies and one of which is managed by an investment management firm.

      The credited interest rates are adjusted semiannually to reflect the experienced and anticipated yields to be earned on such investments, based on their book value. The annual rates were 6.07%, 6.68% and 6.01% and the effective annual rates were 6.26%, 6.91% and 6.19%, respectively, at December 31, 1994. The values of the portfolios managed by Metropolitan Life Insurance Company, the Prudential Asset Management Company and Banker's Trust were $47,305,558, $30,609,465 and $47,522,639, respectively, at December 31, 1994. The values at December 31, 1993 held with Metropolitan Life Insurance Company, The Prudential Asset Management Company and Banker's Trust were $40,806,369, $28,165,977 and $47,207,505, respectively.

   F. Related Party Transactions:

      In accordance with the provisions of the Plan, State Street Bank and Trust Company (the "Trustee") acted as the Plan's agent for purchases and sales of shares of Raytheon Company Common Stock until July 31, 1992. Effective July 31, 1992, Fidelity Management Trust Company (the "Trustee") acts as the Plan's agent for purchases and sales of shares of Raytheon Company Common Stock. For the years ended December 31, 1994, 1993 and 1992, purchases of Raytheon Company Common Stock amounted to $2,411,818, $3,468,690 and $3,891,844, respectively. Sales of Raytheon
      Company Common Stock amounted to $605,934, $701,287 and $172,464 in 1994, 1993 and 1992, respectively.

   G. Other Additions and Deductions:

      Other additions and deductions represent transfers of participant accounts between the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees and the Raytheon Savings and Investment Plan, the Raytheon Employee Savings and Investment Plan and the Raytheon Subsidiary Savings and Investment Plan for those participants who changed plans during the year.


        PAGE 11

 H. Fund Data: The following is a summary of net assets available for plan benefits by fund as of December 31:

                                                           1994
                                   -------------------------------------------------------------------------------------
                                    Guaranteed                Raytheon       Stock
                                     Income       Equity        Common       Index      Balanced     Loan
                                      Fund         Fund       Stock Fund     Fund         Fund       Fund        Total
                                   ----------     ------      ----------     -----      --------     ----        -----
   Assets:
     Investments, at fair value:
       Guaranteed Income Contracts   $125,437,662                                                                 $125,437,662
       Fidelity Equity Income Fund
             (823,958 shares) -                   $25,295,510                                                       25,295,510
       Raytheon Company Common Stock
             (332,579 shares)                -           -     $21,243,461                                          21,243,461
       BT Pyramid Equity Index Fund
             (9,934 shares)                  -           -            -     $ 9,957,963                              9,957,963
       Fidelity Balanced Fund
             (518,952 shares)                -           -            -           -     $6,377,914                   6,377,914
                                     ------------ -----------  -----------  ----------  ----------                ------------
      Total investments               125,437,662  25,295,510   21,243,461    9,957,963  6,377,914                 188,312,510

   Receivables:
     Accrued investment income               -           -           1,206         512        -                          1,718
     Employee deferrals                   179,078      35,799       30,593      37,894      15,455                     298,819
     Employer contributions                59,570      10,807        8,673       5,317       4,158                      88,525

   Loans receivable from
      participants                           -           -            -           -           -     $22,495,708     22,495,708
   Cash and cash equivalents            2,062,868        -         278,568     108,453        -            -         2,449,889
                                     ------------ -----------  -----------  ----------  ----------  -----------  -------------
      Total assets                    127,739,178  22,342,116   21,562,501  10,110,139   6,397,527   22,495,708    213,647,169
                                     ------------ -----------  -----------  ----------  ----------  -----------  -------------
   Liabilities:
     Payable for outstanding
       purchases                              -           -          51,546        -           -             -          51,546
     Administrative expenses               18,341       3,639        3,199       1,721         918         -            27,818
     Forfeitures                           61,529        -            -           -           -            -            61,529
                                     ------------ -----------  -----------  ----------  ----------  -----------   ------------
      Total liabilities                    79,870       3,639       54,745       1,721         918         -           140,893
                                     ------------ -----------  -----------  ----------  ----------  -----------   ------------
   Net assets available for
      plan benefits                  $127,659,308 $25,338,477  $21,507,756  $10,108,418  $6,396,609  $22,495,708  $213,506,276
                                     ============ ===========  ===========  ===========  ==========  ===========  ============

        PAGE 12
H. Fund Data: (cont.) The following is a summary of net assets available for plan benefits by fund as of December 31:

                                                                        1993
                                   -------------------------------------------------------------------------------------
                                    Guaranteed                Raytheon       Stock
                                     Income       Equity        Common       Index      Balanced     Loan
                                      Fund         Fund       Stock Fund     Fund         Fund       Fund        Total
                                   ----------     ------      ----------     -----      --------     ----        -----
Assets:
  Investments, at fair value:
    Guaranteed Income Contracts   $116,179,851                                                                 $116,179,851
    Fidelity Equity Income Fund
          (656,249 shares) -                   $22,207,455                                                       22,207,455
    Raytheon Company Common Stock
          (276,185 shares)                -           -     $18,228,199                                          18,228,199
    BT Pyramid Equity Index Fund
          (8,668 shares)                  -           -            -     $8,569,700                               8,569,700
    Fidelity Balanced Fund
          (360,543 shares)                -           -            -           -     $4,827,667                   4,827,667
                                  ------------ -----------  -----------  ----------  ----------                ------------
   Total investments               116,179,851  22,207,455   18,228,199   8,569,700   4,827,667                 170,012,872

Receivables:
  Accrued investment income               -           -             452         262        -                            714
  Employee deferrals                   302,238      58,159       52,232      35,678      26,748                     475,055
  Employer contributions               104,690      21,475       15,361      10,461       7,263                     159,250
Loans receivable from
   participants                           -           -            -           -           -     $19,366,838     19,366,838
Cash and cash equivalents                 -           -         221,033      79,649        -            -           300,682
                                  ------------ -----------  -----------  ----------  ----------  -----------   ------------
   Total assets                    116,586,779  22,287,089   18,517,277   8,695,750   4,861,678   19,366,838    190,315,411
                                  ------------ -----------  -----------  ----------  ----------  -----------   ------------
Liabilities:
  Administrative expenses               26,042       4,730        6,685       1,909       1,152         -            40,518
  Forfeitures                           41,677       5,258        7,641       1,522         433         -            56,531
                                  ------------ -----------  -----------  ----------  ----------  -----------   ------------
   Total liabilities                    67,719       9,988       14,326       3,431       1,585         -            97,049
                                  ------------ -----------  -----------  ----------  ----------  -----------   ------------
Net assets available for
   plan benefits                  $116,519,060 $22,277,101  $18,502,951  $8,692,319  $4,860,093  $19,366,838   $190,218,362

                                  ============ ===========  ===========  ==========  ==========  ===========   ============

        PAGE 13

H. Fund Data:(cont): The following is a summary of changes in net assets available for plan benefits by fund for the year ended December 31:
                                                                                    1994
                              --------------------------------------------------------------------------------------
                              Guaranteed                  Raytheon      Stock
                                Income       Equity        Common       Index      Balanced        Loan
                                 Fund         Fund       Stock Fund     Fund          Fund         Fund         Total
                              ----------    ------      ----------     ------     --------        ----         -----
Additions to net assets
     attributable to:
   Investment income:
   Change in net appreciation
    (depreciation) of
    investments                              $(2,343,460) $  (646,461) $  136,803  $ (588,455)               $ (3,441,573)
    Interest                   $  7,395,467         -           9,484       3,681        -                      7,408,632
    Dividends                          -         729,374      456,166        -        207,138                   1,392,678
    Capital gains
        distributions                  -       1,631,540         -           -           -                      1,631,540
                               ------------  -----------  -----------  ----------  ----------                -------------
                                  7,395,467       17,454     (180,811)    140,484    (381,317)                  6,991,277
                               ------------  -----------  -----------  ----------  ----------                -------------
  Contributions and deferrals:
    Employee deferrals           16,032,713    3,470,698    2,940,576   1,897,320   1,549,087                  25,890,394
    Employer contributions        5,364,007    1,056,998      927,180     567,354     420,274                   8,335,813
    Other additions, net               -            -            -           -          5,058                      5,058
                               ------------  -----------  -----------  ----------  ----------                -------------
                                 21,396,720    4,527,696    3,867,756   2,464,674   1,974,419                  34,231,265
                               ------------  -----------  -----------  ----------  ----------                -------------
   Total additions               28,792,187    4,545,150    3,686,945   2,605,158   1,593,102                  41,222,542
                               ------------  -----------  -----------  ----------  ----------                -------------
Deductions from net assets
         attributable to:
 Benefits to and withdrawals
    by participants             11,869,555    1,508,782    1,765,481     586,126     303,132                  16,033,076
 Other deductions, net              21,737        9,482       26,965       3,653        -     $ 1,722,423      1,784,260
 Administrative expenses            81,603       15,058       10,236       5,974       4,421         -           117,292
                              ------------  -----------  -----------  ----------  ----------  -----------   ------------
  Total deductions              11,972,895    1,533,322    1,802,682     595,753     307,553    1,722,423     17,934,628

   Interfund transfers          (2,290,825)     643,558    1,751,061    (415,025)    311,231         -              -
   Loans to participants       (10,355,925)  (1,906,282)  (1,755,565)   (864,359)   (567,789)   15,449,920          -
   Repayment of loan principal   6,967,706    1,312,272    1,125,046    686,078     507,525   (10,598,627)          -
                              ------------  -----------  -----------  ----------  ----------   -----------  -----------
   Increase in net assets      11,140,248    3,061,376    3,004,805   1,416,099   1,536,516     3,128,870    23,287,914
   Net assets, beginning
       of year                116,519,060   22,277,101   18,502,951   8,692,319   4,860,093   19,366,838    190,218,362
                             ------------  -----------  -----------  ----------- ----------   -----------  ------------
   Net assets, end of year   $127,659,308  $25,338,477  $21,507,756  $10,108,418 $6,396,609   $22,495,708  $213,506,276
                             ============  ===========  ===========  ==========  ==========   ===========  ============

        PAGE 14

H. Fund Data (cont): The following is a summary of changes in net assets available for plan benefits by fund for the year ended December 31:
                                                           1993
                              --------------------------------------------------------------------------------------
                              Guaranteed                  Raytheon      Stock
                                Income       Equity        Common       Index      Balanced        Loan
                                 Fund         Fund       Stock Fund     Fund          Fund         Fund         Total
                               ----------    ------      ----------     ------     --------        ----         -----
Additions to net assets
   attributable to:
  Investment income:
    Change in net appreciation
      (depreciation) of
      investments                        $ 2,772,150  $ 3,747,423  $  710,579  $   52,625                $  7,282,777
    Interest               $  7,371,272         -           5,455       2,539        -                      7,379,266
    Dividends                      -         689,705      192,719        -        122,883                   1,005,307
    Capital gains
        distributions              -          76,695         -           -        160,025                     236,720
                           ------------  -----------  -----------  ----------  ----------                ------------
                              7,371,272    3,538,550    3,945,597     713,118     335,533                  15,904,070
                           ------------  -----------  -----------  ----------  ----------                ------------
  Contributions and deferrals:
    Employee deferrals       18,741,136    3,180,274    2,276,155   2,018,935     750,073                  26,966,573
    Employer contributions    6,607,442    1,039,483      785,680     621,048     209,061                   9,262,714
                           ------------  -----------  -----------  ----------  ----------                ------------
                             25,348,578    4,219,757    3,061,835   2,639,983     959,134                  36,229,287
                           ------------  -----------  -----------  ----------  ----------                ------------
   Total additions           32,719,850    7,758,307    7,007,432   3,353,101   1,294,667                  52,133,357
                           ------------  -----------  -----------  ----------  ----------                ------------
Deductions from net assets
      attributable to:
  Benefits to and withdrawals
     by participants          7,091,667      830,158      882,203     290,231      64,761                   9,159,020
  Other deductions, net         169,114       32,744       52,368      18,523         292                     273,041
  Administrative expenses       137,540       23,380       18,966       9,416       3,963                     193,265
                           ------------  -----------  -----------  ----------  ----------                ------------
   Total deductions           7,398,321      886,282      953,537     318,170      69,016                   9,625,326

Interfund transfers          (5,115,130)     904,342      996,999    (477,875)  3,691,664                        -
Loans to participants       (10,617,835)  (1,745,619)  (1,455,870)   (762,052)   (269,318)  $14,850,694          -
Repayment of loan principal    6,422,950     990,218      720,291     609,485     212,096    (8,955,040)         -
                            ------------  -----------  -----------  ----------  ----------   -----------  -----------
Increase in net assets       16,011,514    7,020,966    6,315,315   2,404,489   4,860,093     5,895,654    42,508,031
Net assets, beginning
    of year                 100,507,546   15,256,135   12,187,636   6,287,830        -       13,471,184   147,710,331
                           ------------  -----------  -----------  ----------  ----------   -----------  ------------
Net assets, end of year    $116,519,060  $22,277,101  $18,502,951  $8,692,319  $4,860,093   $19,366,838  $190,218,362
                           ============  ===========  ===========  ==========  ==========   ===========  ============

        PAGE 15
H. Fund Data (Cont.): The following is a summary of changes in net assets by fund for the year ended December 31:
                                                                              1992
                                    --------------------------------------------------------------------------------
                                    Guarantee                  Raytheon      Stock
                                      Income       Equity        Common      Index        Loan
                                       Fund         Fund       Stock Fund     Fund        Fund             Total
                                    ----------     ------      ----------     -----       ----             -----
Additions to net assets
            attributable to:
  Investment income:
    Change in net appreciation
            (depreciation) of
            investments                            $ 1,286,595   $ 2,181,856  $  457,745                    $  3,926,196
       Interest                     $  6,759,240         1,250         4,704       1,178                       6,766,372
       Dividends                            -          514,595       291,499        -                            806,094
                                    ------------   -----------   -----------  ----------                    ------------
                                       6,759,240     1,802,440     2,478,059     458,923                      11,498,662
                                    ------------   -----------   -----------  ----------                    ------------
  Contributions and deferrals:
       Employee deferrals             22,010,901     3,402,682     2,120,388   2,353,150                      29,887,121
       Employer contributions          7,115,808       931,704       674,501     549,385                       9,271,398
       Other additions                    69,180        16,234         5,671      29,075                         120,160
                                    ------------   -----------   -----------  ----------                    ------------
                                      29,195,889     4,350,620     2,800,560   2,931,610                      39,278,679
                                    ------------   -----------   -----------  ----------                    ------------
            Total additions           35,955,129     6,153,060     5,278,619   3,390,533                      50,777,341
                                    ------------   -----------   -----------  ----------                    ------------
Deductions from net assets
            attributable to:
  Benefits to and withdrawals
              by participants          5,487,179       649,504       478,812     110,247                       6,725,742
  Other deductions, net                     -             -             -           -                               -
  Administrative expenses                201,489        29,319        25,407       9,135                         265,350
                                    ------------   -----------   -----------  ----------                    ------------
            Total deductions           5,688,668       678,823       504,219     119,382                       6,991,092
                                    ------------   -----------   -----------  ----------                    ------------
Interfund transfers                     (803,501)      (76,502)     (275,091)  1,155,094                            -
Loans to participants                 (9,418,955)   (1,392,496)     (940,345)   (492,228)   $12,244,024             -
Repayment of loan principal            3,849,842       532,474       345,664     286,857    (5,014,837)             -
                                    ------------   -----------   -----------  -----------   -----------     ------------
Increase in net assets                23,893,847     4,537,713     3,904,628    4,220,874     7,229,187       43,786,249
Net assets, beginning of year         76,613,699    10,718,422     8,283,008    2,066,956     6,241,997      103,924,082
                                    ------------   -----------   -----------  -----------   -----------     ------------
Net assets, end of year             $100,507,546   $15,256,135   $12,187,636  $6,287,830    $13,471,184     $147,710,331
                                    ============   ===========   ===========  ==========    ===========     ============
/TABLE

        SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Raytheon Savings and Investment Plan for Specified Hourly Payroll employees has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


            RAYTHEON SAVINGS AND INVESTMENT PLAN
            FOR SPECIFIED HOURLY PAYROLL EMPLOYEES


            BY  /s/  Gail P. Anderson
                     Gail P. Anderson
                     Vice President - Human Resources


            DATE     June   , 1995